UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2006

                      Safety Components International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                   000-23938                  33-0596831
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                   Identification Number)

               41 Stevens Street, Greenville, South Carolina 29605 (Address, Including Zip Code, of Principal Executive Offices)

                                 (864) 240-2600
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On April 13, 2006, the Company's board of directors adopted resolutions forming a special committee of the board to consider potential transactions involving the Company or its stock and WL Ross & Co. LLC ("WL Ross") and/or its affiliates. The sole member of the special committee is Dr. Daniel D. Tessoni (the only member of the board who is not an affiliate of WL Ross), and he will be paid a retainer of $40,000 for the additional time and effort his service on the special committee will entail, which is deemed irrevocably earned by the Special Committee Member, with the timing of such payment to be mutually agreed by the Special Committee Member and the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 13, 2006, the Company's board of directors appointed Joseph L. Gorga as a director of the Company to fill the vacancy on the board that resulted from the resignation of John C. Corey in January 2006. Mr. Gorga (age
53) is the President and Chief Executive Officer of International Textile Group, Inc. ("ITG"), an affiliate of WL Ross, WLR Recovery Fund II, L.P. and WLR Recovery Fund III, L.P. The two WLR Recovery Funds own approximately 77.0% of the Company's outstanding common stock. Mr. Gorga has not been appointed to serve on any committees of the Company's board of directors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SAFETY COMPONENTS INTERNATIONAL, INC.


                                          By: /s/ Vick Crowley
                                             -----------------
                                              Vick Crowley, Treasurer

Date: April 19, 2006